EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Vermillion, Inc.’s 2010 Stock Incentive Plan, the 2000 Stock Plan and the 1999 Stock Plan of our report dated May 20, 2010 relating to the financial statements, which appears in Vermillion, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 28, 2010